UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	January 10, 2008 (January 7, 2008)

BARNES & NOBLE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-12302	06-1196501

(Commission File Number)	(IRS Employer Identification No.)

122 Fifth Avenue, New York, NY	10011

(Address of Principal Executive Offices)	(Zip Code)

(212) 633-3300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On January 4, 2008, Barnes & Noble, Inc. (the “Company”), filed a Form 8-K publicly reporting that its lead independent director, William Sheluck, Jr., had died on December 29, 2007. On January 7, 2008, the Company received a letter from New York Stock Exchange Regulation, Inc. (“NYSE”) stating that, as a result of Mr. Sheluck’s death, unless cured by January 14, 2008, the Company would be deemed noncompliant with the Section 303A.03 of the NYSE Listed Company Manual, which requires each NYSE listed company either to have a presiding director or, alternatively, to disclose the procedure by which a presiding director is selected for each executive session of the Board.

On January 9, 2008, the Company’s Board of Directors adopted a resolution amending Section B.3 of the Company’s Corporate Governance Guidelines to provide as follows:

B.3. Executive Sessions

Non-management directors will meet in executive sessions routinely and regularly and, if the group of non-management directors includes any director who is not “independent,” the independent directors will meet at least once a year in an executive session of only independent directors. As appropriate, some of the executive sessions of the non-management directors should be with the CEO and some should be outside the presence of the CEO and any other management officials. The chairperson of the Board committee responsible for the principal subject being discussed shall preside at the executive session.

On January 10, 2008, the Company advised NYSE, by telephone, that this change had been made in order to ensure continuing compliance with Section 303A.03 of the NYSE Listed Company Manual.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARNES & NOBLE, INC. (Registrant)

By:	/s/ Joseph J. Lombardi
Joseph J. Lombardi Chief Financial Officer

Date: January 10, 2008